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                                                                    EXHIBIT 23.1

                               ARTHUR ANDERSEN LLP


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this amendment to the registration statement on Form S-3 covering the registration of 199,400 shares of common stock of our report dated February 3, 1999, included in BOLDER Technologies Corporation's Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.

                                                /s/ Arthur Andersen LLP


Denver, Colorado,
February 29, 2000.